As filed with the Securities and Exchange Commission on May 10, 2024.

No. 333-278739

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4
TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Games Global Limited

(Exact name of registrant as specified in its charter)

Isle of Man (State or other jurisdiction of incorporation or organization)	7999 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

62 Circular Road
Douglas
Isle of Man IM1 1AE
Tel: +44 1624 727515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Games Global USA Inc.
1515 S. Federal Hwy Suite 407
Boca Raton, FL 33432
United States
Tel: (954) 281-3661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin Stock David Peinsipp Courtney T. Thorne Trey Reilly Cooley LLP 22 Bishopsgate London, EC2N 4BQ United Kingdom Tel: +44 (0) 20 7583-4055	Simcocks Advocates Limited Ridgeway House Ridgeway Street Douglas Isle of Man IM1 1EL Tel: +44 (0) 16 2469-0300	Marc D. Jaffe Ian D. Schuman Jennifer M. Gascoyne Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 United States Tel: (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 4 (this “Amendment No. 4”) to the Registration Statement on Form F-1 of Games Global Limited (File No. 333-278739) (the “Registration Statement”) is being filed as an exhibit-only filing solely to file the Form of Underwriting Agreement herewith as Exhibit 1.1. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the Form of Underwriting Agreement filed herewith as Exhibit 1.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description Of Exhibit
1.1*	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association of the Registrant, as currently in effect.
3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective following the closing of this offering.
4.1**	Specimen share certificate.
5.1**	Opinion of Simcocks Advocates Limited.
10.1+**	Form of Indemnification Agreement between Registrant and each director and executive officer.
10.2+**	Consultancy Agreement, dated as of April 1, 2022, by and between the Registrant and RNG Squared S.A.R.L., as amended.
10.3**	2024 Equity Incentive Plan with Non-Employee Sub-Plan, including forms of agreements thereunder.
10.4†**	Game Platform and Services Agreement, dated October 24, 2023, by and between the Registrant and Apricot Investments Limited.
10.5†**	Services Agreement: Games, dated September 22, 2022, by and between Games Global Operations Limited and Apricot Investments Limited.
10.6#**	Agreement Relating to the Sale of Shares in the Capital of AreaVegas Holdings Limited, dated September 1, 2023, by and between Games Global UK Limited and Bellerive Capital (BCP) 34 Limited.
10.7**	Deed, dated February 2, 2024, between the Registrant, Suntera (IOM) Limited, Matthew Palmer, Maria Lourdes Rivas Mingorance and Curlan Limited.
21.1**	List of subsidiaries of Registrant.
23.1**	Consent of Deloitte LLP, Independent Registered Public Accounting firm of the Registrant.
23.2**	Consent of Deloitte LLP, Independent Auditor of Velo Studios.
23.3**	Consent of Crowe LLP, Independent Auditor of MahiGaming LLC.
23.4**	Consent of Simcocks Advocates Limited (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on the signature page).
99.1**	Request for Waiver from Requirements of Form 20-F, Item 8.A.4.
107**	Filing Fee Table.

*	Filed herewith.

**	Previously filed.

+	Indicates management contract or compensatory plan.

†	Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information is (i) not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

#	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Isle of Man on the 10th day of May, 2024.

GAMES GLOBAL LIMITED

By:	/s/ Walter Bugno
Name: Walter Bugno
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter Bugno	Chief Executive Officer
Walter Bugno	(Principal Executive Officer and Director)	May 10, 2024

/s/ Timothy Mickley	Chief Financial Officer
Timothy Mickley	(Principal Financial Officer and Principal Accounting Officer and Director)	May 10, 2024

*
M. Gavin Isaacs	Chairman of Board of Directors	May 10, 2024

*
Sheila Bangalore	Director	May 10, 2024

*
Diego Biasi	Director	May 10, 2024

*
Charles P. Cohen	Director	May 10, 2024

*
Guy Templer	Director	May 10, 2024

* /s/ Walter Bugno
Walter Bugno
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Games Global Limited has signed this registration statement or amendment thereto on May 10, 2024.

By:	/s/ Craig Turner
Name: Craig Turner
Title: Head of U.S. Legal